CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF

HOTGATE TECHNOLOGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hotgate Technology, Inc. (the “Company”) on Form 10-K for the period ended May 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sah Yan Suan, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        /S/ Sah Yan Suan

Sah Yan Suan

Chief Financial Officer

August 30, 2010

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.